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FIRST MINING COMPLETES ACQUISITION OF CLIFTON STAR

April 8, 2016

VANCOUVER, BC, CANADA – First Mining Finance Corp. (“First Mining”) and Clifton Star Resources Inc. (“Clifton Star”) are pleased to announce the successful completion of the previously announced business combination, pursuant to which First Mining has acquired all of the issued and outstanding shares of Clifton Star by way of a court approved plan of arrangement (the “Arrangement”).

Keith Neumeyer, Chairman of First Mining stated, “With the completion of this transaction, First Mining has now closed five acquisitions in just a year after becoming publicly traded. The acquisition of Clifton Star provides First Mining an entry point into the Abitibi Region of Québec and will be complementary to our recently announced acquisition of the Pitt Gold Property from Brionor Resources Inc. The addition of CDN$11 million to our treasury as a result of this acquisition also substantially improves our balance sheet. ”

Under the terms of the Arrangement, each Clifton Star shareholder is entitled to receive one First Mining common share for each common share of Clifton Star. Unexercised Clifton Star stock options will now entitle the holder to acquire one First Mining common share for each Clifton Star common share previously provided for.

As part of the Arrangement, Michel Bouchard, President, Chief Executive Officer and Director of Clifton Star will join the board of directors of First Mining.

Registered shareholders of Clifton Star will receive common shares of First Mining to which they are entitled upon delivery to Computershare Investor Services Inc. (“Computershare”) of their respective share certificates and completed letters of transmittal together with other required documents. Shareholders are encouraged to contact Computershare at 1-800-564-6253 or corporateactions@computershare.com for further information concerning the exchange process. The vast majority of shareholders of Clifton Star are nonregistered shareholders. Non-registered shareholders do not need to deposit share certificates or letters of transmittal. The shares will be converted automatically.

The trading of Clifton Star’s common shares on the TSX Venture Exchange is currently halted. Clifton Star’s shares will be de-listed from the TSX Venture Exchange in the coming days and it is anticipated that First Mining will apply to cause Clifton Star to cease being a reporting issuer under applicable Canadian securities laws.

ABOUT FIRST MINING FINANCE CORP.

First Mining is a mineral property holding company whose principal business activity is to acquire high quality mineral assets with a focus in the Americas. The Company currently holds a portfolio of 25 mineral assets in Canada, Mexico and the United States with a focus on gold. Ultimately, the goal is to continue to increase its portfolio of mineral assets through acquisitions that are expected to be comprised of gold, silver, copper, lead, zinc and nickel properties.

For further information, contact Patrick Donnelly, President at 604-639-8854, or Derek Iwanaka, Vice President, Investor Relations at 604-639-8824 or at info@firstminingfinance.com. Alternatively, please visit our website at www.firstminingfinance.com.

ABOUT CLIFTON STAR RESOURCES INC.

Clifton Star is a junior mining exploration company with a focus on gold and base metal exploration. Its portfolio consists of six properties, all in Canada within the prolific Abitibi Greenstone Belt including the Duquesne Project, a past gold producer which produced from 1949 to 1952 and from 1989 to 1991. Clifton Star’s projects are all located near existing mining camps with existing power and road infrastructures in mining friendly Québec

ON BEHALF OF THE BOARD OF	ON BEHALF OF THE BOARD OF
FIRST MINING FINANCE CORP.	CLIFTON STAR RESOURCES INC.
“Keith Neumeyer”	“Michel Bouchard”

Keith Neumeyer	Michel Bouchard
Chairman	President & CEO

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information” and "forward-looking statements” (collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward looking statements in this press release relate to, among other things, future acquisitions by First Mining, including the acquisition of the Pitt Gold Property, delisting of Clifton Star shares and Clifton Star ceasing to be a reporting issuer. Actual future results may differ materially. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made and are based upon a number of assumptions and estimates that, while considered reasonable by the respective parties, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.

Many factors, both known and unknown, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements and the parties have made assumptions and estimates based on or related to many of these factors. Such factors include, without limitation: the risk that the conditions to completion of the acquisition of the Pitt Gold Property will not be satisfied, the risk that First Mining will not be able to complete other acquisitions and other risks set out in First Mining’s management discussion and analysis for the year ended December 31, 2015. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. First Mining assumes no obligation to update such forward-looking statements or information, should they change, except as required by law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.